EXHIBIT 99.1

Predictive Oncology Inc. Signs Letter of Intent to Acquire Quantitative Medicine (qtmed.com) and an AI Engine™ (CoRE™) that Facilitates Accelerated Drug Discovery and Development

AI platform was developed at the Ray and Stephanie Lane Center for Computational Biology, which became the Computational Biology Department at Carnegie Mellon University and was successfully tested by several pharma companies

MINNEAPOLIS, Jan. 24, 2020 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) (“Predictive Oncology” or “the Company”), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, today announces it has signed a letter of intent to acquire Quantitative Medicine (QM).

Dr. Carl Schwartz, president and CEO of Predictive Oncology, believes the synergies created by the acquisition, if completed, will help the Company accelerate the commercialization of its AI-driven technology and services, “By coupling QM’s CoRE predictive modeling platform with our tumor profiling expertise and data we believe we can revolutionize the way precision therapies are developed, said Dr. Schwartz.”

QM is a biomedical analytics and computational biology company, founded by Dr. Robert Murphy and Dr. Joshua Kangas, both of Carnegie Mellon University, that has developed a novel, computational drug discovery platform called CoRE. CoRE is designed to dramatically reduce the time, cost and financial risk of discovering new therapeutic drugs by predicting the main effects of drugs on target molecules that mediate disease.

Predictive Oncology’s Helomics division has built an AI knowledgebase of drug response profiles from over 150,000 cancer cases, Using AI to leverage that data the information can now be integrated with CoRE to build robust predictive models of how specific types of tumors will react to cancer drug therapies.

“Our goal is to provide researchers in pharma, biopharma and diagnostic companies’ with actionable insights that will not only drive the development of new precision therapies, companion diagnostics, and biomarkers, but will also help them design better targeted trials,” concluded Schwartz. “Working together, we have the potential to dramatically improve patient outcomes.” The transaction is expected to complete in Q1-2020.

Completion of the transaction, which is expected to be completed in the first two quarters of 2020, is subject to the negotiation of a definitive agreement and other terms and conditions.

About Predictive Oncology Inc.

Predictive Oncology (Nasdaq: POAI) operates through five segments (Domestic, International, Clinical, CRO and DCHIP), which contain four subsidiaries; Helomics, TumorGenesis, Skyline Medical and Skyline Europe. Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. Helomics’ CLIA-certified lab provides clinical testing that assists oncologists in individualizing patient treatment decisions, by providing an evidence-based roadmap for therapy. In addition to its proprietary precision oncology platform, Helomics offers boutique CRO services that leverage its TruTumor™, patient-derived tumor models coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and an AI-powered proprietary bioinformatics platform (D- CHIP) to provide a tailored solution to its clients’ specific needs. Predictive Oncology’s TumorGenesis subsidiary is developing a new rapid approach to growing tumors in the laboratory, which essentially “fools” cancer cells into thinking they are still growing inside a patient. Its proprietary Oncology Discovery Technology Platform kits will assist researchers and clinicians to identify which cancer cells bind to specific biomarkers. Once the biomarkers are identified they can be used in TumorGenesis’ Oncology Capture Technology Platforms which isolate and help categorize an individual patient’s heterogeneous tumor samples to enable the development of patient specific treatment options. Helomics and TumorGenesis are focused on ovarian cancer. Predictive Oncology’s Skyline Medical division markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. The company has achieved sales in five of the seven continents through both direct sales and distributor partners. For more information, please visit www.predictive-oncology.com.

About Quantitative Medicine Inc.

Quantitative Medicine is a biomedical analytics and computational biology company offering a novel drug discovery platform which dramatically reduces the time, cost and financial risk of discovering new therapeutic drugs by predicting: the main effects of drugs on target molecules that mediate disease; the effects of drugs on other molecules or pathways in the body that could mediate adverse effects; as well as the interaction of these with underlying genetic variations. The platform identifies similarities in relationships of drug candidates screened against a diverse matrix of pathogenic, cellular, molecular and/or systems biology targets. By iteratively adding new data from other existing research or additional experiments, the predictive model is improved. More accurate predictions can be made for previously unobserved effects of putative compounds on target molecules. “Because of the complexity of biological systems, cutting-edge machine-learning methods will be critical for future drug discovery and development."
www.qtmed.com

Forward-looking Statements

Certain of the matters discussed in the press release contain forward-looking statements that involve material risks to and uncertainties in the Company’s business that may cause actual results to differ materially from those anticipated by the statements made herein. Risks and uncertainties relating to a transaction with Quantitative Medicine include no assurance that a transaction will be completed or, if completed, no assurance that the acquisition of Quantitative Medicine would result in anticipated benefits. Further, the acquisition could involve unanticipated costs, distractions to Company management or other risks or adverse effects, and any issuance of equity securities in the transaction would result in dilution to the Company’s stockholders, which may be significant. Other risks and uncertainties regarding the Company’s securities include (i) risks related to the recent merger with Helomics, including the fact that the combined company will not be able to continue operating without additional financing; possible failure to realize anticipated benefits of the merger; costs associated with the merger may be higher than expected; the merger may result in disruption of the Company’s and Helomics’ existing businesses, distraction of management and diversion of resources; and the market price of the Company’s common stock may decline as a result of the merger; (ii) risks related to our partnerships with other companies, including the need to negotiate the definitive agreements; possible failure to realize anticipated benefits of these partnerships; and costs of providing funding to our partner companies, which may never be repaid or provide anticipated returns; and (iii) other risks and uncertainties relating to the Company that include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; sales cycles that can be longer than expected, resulting in delays in projected sales or failure to make such sales; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; Predictive’s ability to implement its long range business plan for various applications of its technology; Predictive’s ability to enter into agreements with any necessary marketing and/or distribution partners and with any strategic or joint venture partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of Predictive’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC, which are available for review at www.sec.gov. This is not a solicitation to buy or sell securities and does not purport to be an analysis of Predictive’s financial position. See Predictive’s most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contact:

Bob Myers
651-389-4800
bmyers@skylinemedical.com